UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2008

Commission File Number: 333-140637

HARRY’S TRUCKING, INC.

 (Exact name of small business issuer as specified in its charter)

Delaware	13-4343369
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

15981 Yarnell Street #225 Sylmar, CA 91342
(Address of principal executive offices) (Zip Code)

(818) 939-1049
(Issuer's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4. Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant's Certifying Accountant.

1.  Previous Independent Registered Public Accounting Firm.

A. On January 9, 2008, Harry’s Trucking, Inc. (“Registrant”) dismissed its independent registered public accounting firm, KMJ Corbin & Company LLP (“KMJ”).

B. The reports of KMJ on the financial statements of the Registrant as of December 31, 2006 and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph as to a going concern.

C. The decision to change independent registered public accounting firm was approved by the members of the Board of Directors of the Registrant. The Board of Directors of the Registrant does not have an audit or any other committee.

D. During the Registrant’s most recent fiscal year and the subsequent interim periods through January 9, 2008, there were no disagreements with KMJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KMJ, would have caused it to make reference thereto in its reports on the financial statements for such years.

E. The Registrant provided KMJ with a copy of this Current Report and has requested that it furnish the Registrant with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 this Current Report on Form 8-K.

 2.  New Independent Registered Public Accounting Firm.

The Registrant, acting through its Board of Directors, has engaged Li & Company, PC as its new independent registered public accounting firm to audit and review the Registrant’s financial statements effective January 10, 2008. Prior to such engagement, the Registrant did not consult such firm on any of the matters referenced in Regulation S-B Item 304(a)(2).

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired: None

(b) Pro-Forma Financial Statements: None

(c) Exhibits: 16.1 Letter dated January 11, 2008 from KMJ regarding the statements made by the Company on this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harry’s Trucking, Inc. (Registrant)

Date: January 11, 2008	By: /s/ Haris Tajyar
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Haris Tajyar
Chairman and CEO